UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015 (June 10, 2015)

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2015, Ryerson Holding Corporation (“Ryerson” or the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) in Chicago, Illinois. At the Annual Meeting, Ryerson’s stockholders (i) elected each of the two persons indicated below to serve as a Class I director for a three-year term that will continue until the 2018 annual meeting of stockholders or until her successor has been duly elected and qualified, (ii) approved the appointment of Ernst & Young LLP to serve as Ryerson’s independent registered public accounting firm for 2015, (iii) adopted, on a non-binding, advisory basis, a resolution approving the compensation of Ryerson’s named executive officers described under the heading “Executive Compensation” in the Company’s proxy statement, and (iv) selected, on a non-binding, advisory basis, a frequency of once every three years for the stockholder vote on the compensation of Ryerson’s named executive officers.

Ryerson’s independent inspector of elections reported the final vote of the stockholders as follows:

PROPOSAL 1: Election of Class I Directors

Name	For	Withheld	Broker Non-Votes

Eva M. Kalawski	22,596,591	7,544,014	1,327,782
Mary Ann Sigler	22,230,432	7,910,173	1,327,782

The following directors continued in office after the Annual Meeting: Kirk K. Calhoun, Jacob Kotzubei, Stephen P. Larson and Philip E. Norment.

PROPOSAL 2: Ratification of the appointment of Ernst & Young LLP as Ryerson’s independent registered public accounting firm for 2015

For	Against	Abstain

31,441,398	23,553	3,436

PROPOSAL 3: The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of Ryerson’s named executive officers described under the heading “Executive Compensation” in Ryerson’s proxy statement

For	Against	Abstain	Broker Non-Votes

30,059,598	34,400	46,607	1,327,782

PROPOSAL 4: The selection, on a non-binding, advisory basis, of the frequency of the stockholder vote on the compensation of Ryerson’s named executive officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

8,494,681	6,810	21,592,831	46,283	1,327,782

In accordance with the wishes of its stockholders, Ryerson will hold a vote on the compensation of named executive officers once every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2015

RYERSON HOLDING CORPORATION

By:	/s/ Mark S. Silver
Name:	Mark S. Silver

Title:	Vice President, Managing Counsel and Secretary

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